Exhibit 10.1

RELEASE AGREEMENT

Dated as of December 19th, 2016

This Release Agreement (this "Agreement") is dated as of the date first set forth above (the "Effective Date"), and is entered into by and between (i) New Asia Energy, Inc., a Colorado corporation (the "Company"); (ii) Lin Kok Peng, (iii) Jose A Capote, and (iv) Allister Lim Wee Sing (collectively the "Released Parties" and each individually a "Released Party").  The Company and the Released Parties may be collectively referred to as the "Parties" and individually as a "Party."

            WHEREAS, certain of the Released Parties have functioned as officers and directors of the Company;

WHEREAS, the Released Parties and the Company desire to agree to certain releases of certain individuals, pursuant to the terms and conditions herein;

            NOW, THEREFORE, in consideration of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

1.	Release.

(a)
Release. In connection with the hand-over of corporate records, the Company and the Company's affiliates, officers, directors, shareholders, agents, employees, successors, assigns and representatives (collectively, the "Releasor Parties"), do hereby release, acquit, satisfy, and forever discharge each Released Party and each of their affiliates, successors, assigns, heirs, executors, and representatives (collectively, the "Released Persons and Entities") from and against any and all claims, rights, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, and causes of action of any and every kind, nature, and character, known or unknown, including any and any of the forgoing related to the actions or inactions of any Released Party as an officer or director of the Company, including any and all claims for attorneys' fees and costs, which the Releasor Parties may now have, or may ever have, known or unknown, against any of the Released Persons and Entities from the beginning of time to the date hereof (the "Released Claims").  The release given herein is intended to include all possible legal theories, including but not limited to, any tort; the violation of any express or implied contract whether written or oral, or any federal, state or local securities laws, statutes, regulations or executive orders, defamation, intentional infliction of emotional distress; injury to reputation; and pain and suffering. This release has been executed voluntarily. The Company has had the opportunity to obtain the advice of any attorney or a representative of Company's choice prior to executing this Release and has a full understanding of the terms of this release, which may not be changed except by a writing signed by all the Parties hereto.

Exhibit 10.1 -- Page 1

(b)
Covenant Not to File a Claim and Indemnification.  The Releasor Parties agree not to file for themselves or on behalf of any other party, any claim, charge, complaint, action, or cause of action against the Released Persons and Entities related to or arising from the Released Claims, and further agree to indemnify and hold  harmless the Released Persons and Entities from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any Releasor Party or any third party against any of the Released Persons and Entities in violation of this Release. In the event that any party brings a suit against any of the Released Persons and Entities, in violation of this covenant, in relation to and/or arising from any actions or inactions and activities taken on behalf of any of the Releasor Parties, provided only that such actions and activities are not found to have been illegal, the Releasor Parties agree to pay any and all costs of the Released Persons and Entities, including attorneys' fees, incurred by the Released Persons and Entities in challenging such action. In the event that any Releasor Party brings a suit against any of the Released Persons and Entities in violation of this covenant, the Releasor Parties agree to pay any and all costs of the Released Persons and Entities, including attorneys' fees, incurred by the Released Persons and Entities in challenging such action.

(c)	Effectiveness. This Release shall be effective without any further action of the Parties, upon the execution hereof by the Company and the Released Parties.

(d)
Settlement, Representations. This is a compromise and settlement of potential or actual disputed claims and is made for the purpose of avoiding the uncertainty, expense, and inconvenience of future litigation due to hand over of corporate records.  Neither this Release nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any party of any liability or obligation of any kind.  Any such liability or wrongdoing is expressly denied. The Parties hereto acknowledge that this Release was reached after good faith settlement negotiations and after each Party had an opportunity to consult legal counsel. This Release extends to, and is for the benefit of, the Parties, their respective successors, assigns and agents and anyone claiming by, through or under the Parties hereto.

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Released Parties as follows:

(a)
Authorization.  The execution, delivery and performance by the Company of this Agreement and the performance of all of the Company's obligations hereunder have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company.  The execution and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Company will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, its Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or by which it or any of its properties is bound.

(b)
Binding Obligation.  Assuming the due execution and delivery of this Agreement by the Released Parties, this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

Exhibit 10.1 -- Page 2

3.	Representations and Warranties of the Released Parties. Each Released Party hereby represents and warrants to the Company as follows:

(a)
Authorization.  Such Released Party has full power and authority to enter into this Agreement, to perform its or his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b)
Binding Obligation.  Assuming the due execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding obligation of each such Released Party, enforceable against each such Released Party in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

4.	Miscellaneous.

(a)	No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(b)
Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(c)
Interpretation. The Parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a Party on the ground that such Party drafted or was more responsible for the drafting of any such provision(s). The Parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

(d)
Governing Law; Jurisdiction.  This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law. Each of the Parties agree to submit to the jurisdiction of the federal or state courts located in Broward County, Florida in any actions or proceedings arising out of or relating to this Agreement. Each of the Parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such Party as set forth herein and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

(e)
Specific Performance.  The Parties acknowledge and agree that a breach of the provisions of this Agreement could not adequately be compensated by money damages, and therefore any Party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and no bond or other security shall be required in connection therewith, and the Parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

Exhibit 10.1 -- Page 3

(f)
Waiver/Amendments.  Any waiver by any Party to this Agreement of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver be construed as a waiver of such provision respecting any future event or circumstance. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Released Parties and the Company.

(g)
Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(h)	Costs. Each Party will bear its own costs and expenses incurred in connection with this Agreement and the transaction contemplated thereby.

(i)
Survival of Terms.  All representations, warranties and covenants contained in this Agreement or in any certificates or other instruments delivered by or on behalf of the Parties hereto shall be continuous and survive the execution of this Agreement and the Closing.

(j)
Assignment.  This Agreement shall be binding upon the Parties hereto and their respective successors and assigns and shall inure to the benefit of any assignee, subject to the terms and conditions hereof. No Party may assign this Agreement without the prior written consent of the other Parties.

(a)
Notices. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, by email, and shall be deemed delivered immediately when personally delivered or sent via email (with return receipt requested and received) or three days following such notice being deposited in the mail or delivered to a courier service, postage or charges prepaid, and properly addressed to the particular Party to whom the notice is to be sent, to the address as set forth below the applicable Party's name on the signature pages hereto.

(k)	Headings. The headings used in this Agreement are for convenience only and shall not by themselves determine the interpretation, construction or meaning of this Agreement.

(l)
Attorneys' Fees and Costs.  In the event any Party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing Party shall be entitled to recover such sums in addition to any other damages or compensation received, as will reimburse the prevailing Party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing Party.

(m)
Further Assurances. Each Party agrees to execute and deliver to the other such additional documents and instruments, and to do and perform such other acts and things, as may be reasonably necessary for effecting the transactions contemplated herein.

(n)	Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures appear on following page]

Exhibit 10.1 -- Page 4

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

New Asia Energy, Inc.
By: /s/ Veng Kun Lun
Name: Veng Kun Lun
Title: Director

Address for Notices:
Level 23, Nu Tower 2
JalanTun Sambanthan,
Kuala Lumpur Sentral, 50470
Fax:+60 3 2727 1699

Lin Kok Peng

/s/ Lin Kok Peng
Lin Kok Peng

Address for Notices:
60 Paya Lebar Road
12-08 Paya Lebar Sq
Singapore, 409051

Allister Lim Wee Sing

/s/ Allister Lim Wee Sing
Allister Lim Wee Sing

Address for Notices:
60 Paya Lebar Road
12-08 Paya Lebar Sq
Singapore, 409051

Jose A. Capote

/s/ Jose A Capote
Jose A. Capote

Address for Notices:
Flat 9B Amtel Bldg
148 Des Voeux Rd Central
Central Hong Kong

Exhibit 10.1 -- Page 5